CONSENT OF AUDITOR

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO:     e-Financial  Depot.com,  Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 28, 2000 to eFinancial Depot.com, Inc., included in e-Financial Depot.Com Inc,'s Form 10-SB40 dated April 14, 2000.

/s/  Stefanou  &  Company  LLP

Stefanou  &  Company  LLP
McLean,  Virginia
June  20,  2000